For Immediate Release:

RENT-A-CENTER, INC. REPORTS
FOURTH QUARTER AND YEAR END 2004 RESULTS

Diluted Earnings per Share of $0.55, Excluding One-Time Other Income
Operating Cash Flow Exceeds $331 Million for the Year
_________________________

Plano, Texas, February 7, 2005 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NNM:RCII), the nation’s largest rent-to-own operator, today announced revenues and net earnings for the quarter and year ended December 31, 2004.

The Company reported total revenues for the quarter ended December 31, 2004 of $585.3 million, when excluding the one-time other income item discussed below, a $26.6 million increase from $558.7 million for the same period in the prior year. This increase of 4.8% in revenues was primarily driven by incremental revenues generated in new and acquired stores, offset by a decrease in same store sales of 3.7%. Net earnings for the quarter ended December 31, 2004 were $41.7 million, when excluding the one-time other income item discussed below, or $0.55 per diluted share, representing a decrease of 11.3% from the $0.62 per diluted share, or net earnings of $51.5 million for the same period in the prior year. The decrease in earnings per diluted share is attributable to a decrease in same store sales and an increase in operating expenses related to new store openings and acquisitions offset by a reduction in the number of the Company’s outstanding shares.

Total revenues for the twelve months ended December 31, 2004 increased to $2.313 billion, when excluding the one-time other income item discussed below, a 3.8% increase from $2.228 billion for the same period in the prior year. Same store revenues for the twelve month period ending December 31, 2004 decreased 3.6%. Net earnings for the twelve months ended December 31, 2004 were $182.7 million, or $2.28 per diluted share, when excluding the one-time other income item and litigation and finance charges discussed below, a decrease of 2.1% over the diluted earnings per share of $2.33, or net earnings of $203.2 million for the prior year, when excluding the finance charges discussed below.

“We are pleased with the results for the fourth quarter, where we saw increases in revenues, customers and agreements on rent, and met our expectations for diluted earnings per share,” commented Mark E. Speese, the Company’s Chairman and Chief Executive Officer. “In addition, we continue to generate significant cash flow from operations which we are utilizing to enhance stockholder value by, among other things, adding 5% to 10% annually to our store base and repurchasing our outstanding common shares,” Speese added.

Through the twelve month period ended December 31, 2004, the Company generated cash flow from operations of approximately $331.0 million, while ending the quarter with $58.8 million of cash on hand. On September 28, 2004, the Company announced that its Board of Directors increased the authorization for stock repurchases under the Company’s common stock repurchase program to $300 million. Through the twelve month period ended December 31, 2004, the Company repurchased 7,689,700 shares for $210.5 million in cash under the program and has utilized a total of $237.6 million of the total amount authorized by its Board of Directors since the inception of the plan.

During the fourth quarter of 2004, the Company opened 25 new store locations, acquired 4 stores as well as accounts from 17 additional locations while consolidating 12 stores into existing locations and selling 2 stores. Through the twelve month period ending December 31, 2004, the Company opened 94 new stores, acquired a total of 191 others as well as accounts from 111 additional locations while consolidating 49 stores into existing locations and selling 9 stores. This net addition of 227 new locations equated to an increase of approximately 8.6% to the store base. To date through the first quarter of 2005, the Company has opened 5 new store locations, acquired 2 stores and accounts from 6 additional locations, while consolidating 8 stores into existing locations and selling 3 stores.

“Our 2004 earnings were negatively affected by the weakness in our same store sales, which we believe reflects, among other things, higher fuel and energy costs that ultimately suppressed customer demand,” stated Mr. Speese. Mr. Speese added, “However, we are focused on improving our results with the recently implemented marketing and advertising initiatives, which should drive more customer traffic, and the implementation of new initiatives to improve our store operations. We believe these initiatives will ultimately make a positive impact on our customer’s experience, resulting in the improvement of same store sales and growth in profitability.”

During the fourth quarter of 2004, the Company recorded $7.9 million in one-time other income associated with the sale of charged-off accounts. This other income increased diluted earnings per share in the fourth quarter of 2004 by $0.06, from $0.55 per diluted earnings per share to the reported diluted earnings per share of $0.61. Additionally, this other income increased diluted earnings per share for the twelve month period ended December 31, 2004 by $0.06.

In addition, during 2004, the Company recorded $47.0 million in pre-tax charges in the third quarter associated with the settlement of the Griego/Carrillo litigation and $4.2 million in pre-tax charges associated with the refinancing of its senior credit facility. These charges reduced diluted earnings per share for the twelve month period ended December 31, 2004 by $0.40. These charges, combined with the $7.9 million in one-time other income in the fourth quarter, reduced diluted earnings per share for the twelve month period ended December 31, 2004 by $0.34 to the reported diluted earnings per share of $1.94.

Furthermore, during 2003, the Company recorded $35.3 million in pre-tax charges associated with its recapitalization, $27.8 million in pre-tax charges in the second quarter of 2003 and $7.5 million in pre-tax charges in the third quarter of 2003. These charges reduced diluted earnings per share for the twelve month period ended December 31, 2003 by $0.25 to the reported diluted earnings per share of $2.08.

Rent-A-Center will host a conference call to discuss the fourth quarter and year end financial results on Tuesday morning, February 8, 2005, at 10:45 a.m. EST. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates 2,871 company-owned stores nationwide and in Canada and Puerto Rico. The stores generally offer high-quality, durable goods such as home electronics, appliances, computers and furniture and accessories to consumers under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed-upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of 307 rent-to-own stores, 295 of which operate under the trade name of "ColorTyme," and the remaining 12 of which operate under the "Rent-A-Center" name.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any repurchases of common stock the Company may make or the potential impact of acquisitions that may be completed after February 7, 2005.

FIRST QUARTER 2005 GUIDANCE:

Revenues
•	The Company expects total revenues to be in the range of $598 million to $606 million.
•	Store rental and fee revenues are expected to be between $516 million and $521 million.
•	Total store revenues are expected to be in the range of $586 million to $594 million.
•	Same store sales are expected to be in the (3.5%) to (4.5%) range.
•	The Company expects to open 10-15 new store locations.

Expenses
•	The Company expects cost of rental and fees to be between 21.6% and 22.0% of store rental and fee revenue and cost of goods merchandise sales to be between 60% and 70% of store merchandise sales.
•	Store salaries and other expenses are expected to be in the range of 56.5% to 58.0% of total store revenue.
•	General and administrative expenses are expected to be between 3.3% and 3.5% of total revenue.
•	Net interest expense is expected to be approximately $10.5 million and amortization of intangibles is expected to be approximately $2.3 million.
•	The effective tax rate is expected to be in the range of 37.5% to 38.0% of pre-tax income.
•	Diluted earnings per share are estimated to be in the range of $0.55 to $0.59.
•	Diluted shares outstanding are estimated to be between 76.0 million and 77.0 million.

FISCAL 2005 GUIDANCE:

Revenues
•	The Company expects total revenues to be in the range of $2.39 billion and $2.42 billion.
•	Store rental and fee revenues are expected to be between $2.145 billion and $2.170 billion.
•	Total store revenues are expected to be in the range of $2.345 billion and $2.370 billion.
•	Same store sales increases are expected to be in the flat to (2.0%) range.
•	The Company expects to open 70 - 80 new store locations.

Expenses
•	The Company expects cost of rental and fees to be between 21.6% and 22.0% of store rental and fee revenue and cost of goods merchandise sales to be between 65% and 75% of store merchandise sales.
•	Store salaries and other expenses are expected to be in the range of 56.5% to 58.0% of total store revenue.
•	General and administrative expenses are expected to be between 3.3% and 3.5% of total revenue.
•	Net interest expense is expected to be between $39.0 million and $44.0 million and amortization of intangibles is expected to be approximately $7.5 million.
•	The effective tax rate is expected to be in the range of 37.5% to 38.0% of pre-tax income.
•	Diluted earnings per share are estimated to be in the range of $2.30 to $2.40.
•	Diluted shares outstanding are estimated to be between 76.5 million and 77.5 million.

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties regarding the ability to open new stores; the Company’s ability to acquire additional rent-to-own stores on favorable terms; the Company’s ability to enhance the performance of these acquired stores; the Company’s ability to control store level costs; the results of the Company’s litigation; the passage of legislation adversely affecting the rent-to-own industry; interest rates; the Company’s ability to collect on its rental purchase agreements; changes in the Company’s effective tax rate; changes in the Company’s stock price and the number of shares of common stock that the Company may or may not repurchase; changes in fuel prices; and the other risks detailed from time to time in the Company’s SEC filings, including but not limited to, its annual report on Form 10-K/A for the year ended December 31, 2003, and its quarterly reports on Form 10-Q/A for the three month period ended March 31, 2004, Form 10-Q for the six month period ending June 30, 2004, and Form 10-Q for the nine month period ending September 30, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contacts for Rent-A-Center, Inc.:

David E. Carpenter Vice President of Investor Relations (972) 801-1214 dcarpenter@racenter.com

Rent-A-Center, Inc. and Subsidiaries

STATEMENT OF EARNINGS HIGHLIGHTS

(In Thousands of Dollars, except per share data)
	Three Months Ended December 31,
	2004	2004	2003
	Before Sale of Charged-off Accounts	After Sale of Charged-off Accounts
Total Revenue	$585,283	$585,283	$558,659
Operating Profit	75,725	75,725	88,991
Net Earnings	41,714	46,879(1)	51,499
Diluted Earnings per Common Share	$0.55	$0.61(1)	$0.62
EBITDA	$91,078	$91,078	$103,467

Reconciliation to EBITDA:

Reported earnings before income taxes	66,545	74,469	79,933
Add back:
Litigation Settlement	--	--	--
Other Income - Sale of Charged-Off Accounts	--	(7,924)	--
Interest expense, net	9,180	9,180	9,058
Depreciation of property assets	12,975	12,975	11,316
Amortization of intangibles	2,378	2,378	3,160

EBITDA	$91,078	$91,078	$103,467

	Twelve Months Ended December 31,
	2004	2004	2003	2003
	Before Sale of Charged-off Accounts, Litigation & Finance Charges	After Sale of Charged-off Accounts, Litigation & Finance Charges	Before Finance Charges	After Finance Charges
Total Revenue	$2,313,255	$2,313,255	$2,228,150	$2,228,150
Operating Profit	329,951	282,951	370,022	370,022
Net Earnings	182,669	155,855(1,2)	203,220	181,496(3)
Diluted Earnings per Common Share	$2.28	$1.94(1,2)	$2.33	$2.08(3)
EBITDA	$389,297	$389,297	$425,918	$425,918

Reconciliation to EBITDA:

Reported earnings before income taxes	294,628	251,379	326,090	290,830
Add back:
Litigation Settlement	--	47,000	--	--
Other Income - Sale of Charged-off Accounts	--	(7,924)	--	--
Finance charge from recapitalization	--	4,173	--	35,260
Interest expense, net	35,323	35,323	43,932	43,932
Depreciation of property assets	48,566	48,566	43,384	43,384
Amortization of intangibles	10,780	10,780	12,512	12,512

EBITDA	$389,297	$389,297	$425,918	$425,918

(1)	Including the effects of $7.9 million in one-time other income associated with the sale of charged-off accounts. This other income increased diluted earnings per share by $0.06.

(2)	Including the effects of $47.0 million in pre-tax charges associated with the Griego/Carrillo litigation and $4.2 million in pre-tax charges associated with refinancing of the Company’s senior credit facility. These charges reduced diluted earnings per share in the third quarter of 2004 by $0.40, to the reported diluted earnings per share of $0.07. Additionally, these charges, combined with the $7.9 million in one-time other income, reduced diluted earnings per share for the twelve month period ended December 31, 2004 by $0.34 to the reported diluted earnings per share of $1.94.

(3)	Including the effects of $35.3 million in pre-tax charges associated with its recapitalization, $27.8 million in pre-tax charges in the second quarter of 2003 and $7.5 million in pre-tax charges in the third quarter of 2003. These charges reduced diluted earnings per share for the twelve month period ended December 31, 2003 by $0.25 to the reported diluted earnings per share of $2.08.

Selected Balance Sheet Data: (in Thousands of Dollars)	December 31, 2004	December 31, 2003
Cash and cash equivalents	$58,825	$143,941
Prepaid expenses and other assets	63,064	70,701
Rental merchandise, net
On rent	596,447	542,909
Held for rent	162,664	137,792
Total Assets	1,965,802	1,831,302

Senior debt	408,250	398,000
Subordinated notes payable	300,000	300,000
Total Liabilities	1,171,531	1,036,472
Stockholders’ Equity	794,271	794,830

Rent-A-Center, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands of Dollars, except per share data)	Three Months Ended December 31,
	2004	2003
	Unaudited
Store Revenue
Rentals and Fees	$530,407	$503,300
Merchandise Sales	36,307	33,339
Installment Sales	6,336	6,780
Other	602	859
	573,652	544,278

Franchise Revenue
Franchise Merchandise Sales	10,299	12,970
Royalty Income and Fees	1,332	1,411
Total Revenue	585,283	558,659

Operating Expenses
Direct Store Expenses
Cost of Rental and Fees	116,167	108,918
Cost of Merchandise Sold	28,017	25,599
Cost of Installment Sales	2,710	3,198
Salaries and Other Expenses	331,374	299,466
Franchise Operation Expenses
Cost of Franchise Merchandise Sales	9,781	12,453
	488,049	449,634

General and Administrative Expenses	19,131	16,874
Amortization of Intangibles	2,378	3,160
Class Action Litigation Settlement	--	--

Total Operating Expenses	509,558	469,668

Operating Profit	75,725	88,991

Other Income - Sale of Charged-off Accounts	(7,924)	--
Interest Income	(1,255)	(1,361)
Interest Expense	10,435	10,419

Earnings before Income Taxes	74,469	79,933

Income Tax Expense	27,590	28,434

NET EARNINGS	46,879	51,499

Preferred Dividends	--	--

Net earnings allocable to common stockholders	$46,879	$51,499

BASIC WEIGHTED AVERAGE SHARES	74,863	80,562

BASIC EARNINGS PER COMMON SHARE	$0.63	$0.64

DILUTED WEIGHTED AVERAGE SHARES	76,427	83,488

DILUTED EARNINGS PER COMMON SHARE	$0.61	$0.62

Rent-A-Center, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands of Dollars, except per share data)	Twelve Months Ended December 31,
	2004	2003
	Unaudited
Store Revenue
Rentals and Fees	$2,071,866	$1,998,952
Merchandise Sales	166,594	152,984
Installment Sales	24,304	22,203
Other	3,568	3,083
	2,266,332	2,177,222

Franchise Revenue
Franchise Merchandise Sales	41,398	45,057
Royalty Income and Fees	5,525	5,871
Total Revenue	2,313,255	2,228,150

Operating Expenses
Direct Store Expenses
Cost of Rental and Fees	450,035	432,696
Cost of Merchandise Sold	119,098	112,283
Cost of Installment Sales	10,512	10,639
Salaries and Other Expenses	1,277,926	1,180,115
Franchise Operation Expenses
Cost of Franchise Merchandise Sales	39,472	43,248
	1,897,043	1,778,981

General and Administrative Expenses	75,481	66,635
Amortization of Intangibles	10,780	12,512
Class Action Litigation Settlement	47,000	--

Total Operating Expenses	2,030,304	1,858,128

Operating Profit	282,951	370,022

Finance Charge from Recapitalization	4,173	35,260
Other Income - Sale of Charged-off Accounts	(7,924)	--
Interest Income	(5,637)	(4,645)
Interest Expense	40,960	48,577

Earnings before Income Taxes	251,379	290,830

Income Tax Expense	95,524	109,334

NET EARNINGS	155,855	181,496

Preferred Dividends	--	--

Net earnings allocable to common stockholders	$155,855	$181,496

BASIC WEIGHTED AVERAGE SHARES	78,150	84,139

BASIC EARNINGS PER COMMON SHARE	$1.99	$2.16

DILUTED WEIGHTED AVERAGE SHARES	80,247	87,208

DILUTED EARNINGS PER COMMON SHARE	$1.94	$2.08